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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-14599 and No. 333-134989 on Form S-8 of our report dated November 18, 2010, relating to the consolidated financial statements of Haynes International Inc. and the effectiveness of Haynes International Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Haynes International Inc. for the year ended September 30, 2010.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, IN
November 18, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM